UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona 85260-3649 (Address of principal executive offices including zip code)

(480) 308-3000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2012, JDA Software Group, Inc. (the “Company”) issued a press release announcing that it received a letter from the staff of NASDAQ on May 15, 2012, notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2012, in addition to its Annual Report on Form 10-K for the period ended December 31, 2011, with the Securities and Exchange Commission (“SEC”).  NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC. The letter stated that the Company has until May 30, 2012 to submit an update to its original plan to regain compliance with the Listing Rules. If the Company submits an update to its plan, NASDAQ can grant the Company up to 180 calendar days from the due date of the 2011 Form 10-K, or until August 28, 2012, to regain compliance. The Company intends to submit an update to its plan of compliance to NASDAQ no later than May 30, 2012.

A copy of the press release issued by the Company is attached.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99.1    Press Release dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	JDA Software Group, Inc. By: /s/ Pete Hathaway Pete Hathaway Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated May 17, 2012